Exhibit 99.1

For further information, contact:
George Huhta
Technology Solutions Company
312.228.4760
george_huhta@techsol.com
Technology Solutions Company Announces
2005 Fourth Quarter Financial Results
CHICAGO, IL — February 16, 2006 — Technology Solutions Company (TSC) (Nasdaq: TSCC), a leading consulting firm delivering specialized technology-enabled business solutions, today announced its financial results for the fiscal fourth quarter ended Dec. 31, 2005.
Fourth Quarter Metrics
•	Revenues before reimbursements were $8.3 million, compared with $8.2 million for the same quarter a year ago; net loss, including charges for impairment of goodwill and restructuring and other charges, was $9.5 million, or ($4.04) per share versus a loss of $2.3 million or ($1.14) per share in the fourth quarter of 2004. The non-cash charge for impairment of goodwill was $7.3 million, or ($3.10) per share while restructuring and other charges were $1.0 million, or ($0.44) per share. All per share amounts reflected the Company’s reverse stock split which became effective October 25, 2005.

•	Utilization for the fourth quarter was 65 percent, as compared to 68 percent in the third quarter of 2005.

•	4 new clients and 16 new projects from new and existing clients were acquired, as compared to 9 new clients and 38 new projects from new and existing clients in the third quarter of 2005.

•	In total, there were 72 projects at 41 clients during the quarter, as compared to 99 projects at 61 clients in the third quarter.

•	Annualized voluntary turnover was 31 percent, as compared to 37 percent in the third quarter of 2005.

•	Days sales outstanding were 69 days at Dec. 31, 2005, as compared to 67 days at Sept. 30, 2005

•	Total headcount at Dec. 31, 2005 was 168 compared to 192 at Sept. 30, 2005.

•	The cash and cash equivalents balance at Dec. 31, 2005 was $20.1 million.

Fourth Quarter Results
Revenues before reimbursements for the quarter ended Dec. 31, 2005 were $8.3 million. Fourth quarter net loss was $9.5 million. Due to the streamlining of service offerings as well as charges related to impairment of goodwill and restructuring and other charges, the Company did not meet its previously issued fourth quarter estimate for revenues before reimbursements of $8.9 million to $9.9 million and its estimated loss of approximately $0.3 million to $1.3 million. As of Dec. 31, 2005, the Company reported $20.1 million in cash and cash equivalents, which was in line with its previously estimated range of $19 million to $20 million.
Business Commentary and Outlook
Carl F. Dill, Jr., who has served as chairman and acting CEO since December of 2005, stated, “We remain firmly committed to achieving profitability and have implemented two key strategies over the past six weeks. First, we streamlined our service offerings for mid-market companies to four practice areas: SAP and PeopleSoft application consulting and the high-growth markets of customer experience management and digital healthcare. Second, we have reduced our cost structure considerably through the restructuring we undertook in December and other expense reduction initiatives. These actions have strengthened TSC and will position the company to achieve the goal of profitable and sustainable growth.”
“We begin 2006 a stronger and more focused company,” Dill said. “We are taking a disciplined approach to pursue only those engagements in our chosen markets that will generate appropriate levels of profitability. Our aim is to achieve growth by helping our clients make business process improvements in addition to implementing technology solutions. We believe this new approach will enhance our ability to compete and grow as well as maximize shareholder value.”
Conference Call
The Company will also host a conference call to discuss its fourth quarter results on Friday, Feb. 17, 2006 at 8 a.m. CST. The dial-in number for the call is 800-475-3716. For international participants, the dial-in number is 719-457-2728. The conference call will also be available live via the Internet in the Investors section of TSC’s Web site at http://www.techsol.com. It is recommended that participants using the Web access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight CST on Mar. 2, 2006 by dialing 888-203-1112. The international replay dial-in number is 719-457-0820. The passcode for the replay is 7401759.
About TSC
Technology Solutions Company (TSC) is a leading consulting firm delivering specialized technology-enabled business solutions. TSC provides targeted solutions in enterprise applications for PeopleSoft and SAP, customer experience management and digital healthcare. We focus on industries that have a strategic need for these solutions, primarily manufacturing, healthcare and financial services. Through this specialization, TSC can promise its clients A-Team resources—seasoned, collaborative and business-benefit driven. Since 1988 TSC teams have delivered thousands of IT strategy, planning and implementation solutions to Fortune 1000 companies throughout North America. For more information, please visit http://www.techsol.com.
CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations, as well as other statements. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “should,” “could,” would,” “potential,” “possible,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “hope,” “project,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. The company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Factors which could cause actual financial and other results to differ materially from any results that the Company might project, forecast, estimate or budget in the forward-looking statements in this press release include, but are not limited to, the Company’s ability to successfully introduce new service offerings, the Company’s ability to manage the pace of technological change including its ability to refine and add to its service offerings to adapt to technological changes, the Company’s ability to manage the current downturn in its business and in its industry and changes in the economy, the Company’s ability to manage its current decreased revenue levels, the Company’s ability to attract new business and increase revenues, the Company’s ability to attract and retain employees, the limited level of options available for grants to attract new employees and to retain existing employees, the Company’s ability to accommodate a changing business environment, general business and economic conditions in the Company’s operating regions, market conditions and competitive factors, the Company’s dependence on a limited number of clients and the potential loss of significant clients, the Company’s ability to continue to attract new clients and sell additional work to existing clients, and the Company’s ability to manage costs and headcount relative to expected revenues, all as more fully described herein and in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Forward-looking statements are not guarantees of performance.

Forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, the Company does not undertake any obligation to update any forward-looking statement to reflect subsequent events or circumstances. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company would make additional updates or corrections with respect thereto or with respect to other forward-looking statements. The outcomes expressed or implied in these forward-looking statements could be affected by many important factors. Actual results may vary materially.
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TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2005	2004	2005	2004
	(unaudited)
REVENUES:
Revenues before reimbursements	$8,260	$8,193	$36,601	$32,236
Reimbursements	1,132	1,069	4,894	4,289

	9,392	9,262	41,495	36,525

COSTS AND EXPENSES:
Project personnel	4,401	4,690	22,917	20,403
Other project expenses	1,956	2,062	8,059	6,246
Reimbursable expenses	1,132	1,069	4,894	4,289
Management and administrative support	2,963	3,955	14,781	14,690
Intangible asset amortization	253	—	1,018	—
Goodwill and intangible asset impairment	7,298	—	7,977	—
Restructuring and other charges (credits)	1,045	—	2,719	(579)
Gain on litigation settlement	—	—	(2,722)	—
Incentive compensation	—	—	—	789

	19,048	11,776	59,643	45,838

OPERATING LOSS	(9,656)	(2,514)	(18,148)	(9,313)

OTHER INCOME:
Net investment income	136	171	743	766

LOSS BEFORE INCOME TAXES	(9,520)	(2,343)	(17,405)	(8,547)

INCOME TAX PROVISION	—	—	—	—

NET LOSS	$(9,520)	$(2,343)	$(17,405)	$(8,547)

BASIC NET LOSS PER COMMON SHARE	$(4.04)	$(1.14)	$(7.41)	$(4.18)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	2,355	2,047	2,349	2,044

DILUTED NET LOSS PER COMMON SHARE	$(4.04)	$(1.14)	$(7.41)	$(4.18)

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING	2,355	2,047	2,349	2,044

Note:
On Oct. 25, 2005, the Company’s one-for-twenty reverse stock split became effective. Accordingly, all share and per share amounts have been restated to reflect this reverse stock split.

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2005	2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,135	$30,032
Receivables, less allowance for doubtful receivables of $66 and $73	7,158	6,182
Other current assets	582	708

Total current assets	27,875	36,922

COMPUTERS, FURNITURE AND EQUIPMENT, NET	390	509

GOODWILL	—	7,884

INTANGIBLE ASSETS, NET	979	2,090

LONG-TERM RECEIVABLES AND OTHER	3,555	5,679

Total assets	$32,799	$53,084

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$600	$960
Line of Credit	—	649
Accrued compensation and related costs	3,420	4,987
Restructuring accruals	1,429	696
Other current liabilities	2,702	3,998

Total current liabilities	8,151	11,290

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock, shares issued - 2,526,427 and 50,533,970; shares outstanding - 2,356,350 and 46,851,460	25	505
Capital in excess of par value	127,800	127,583
Stock based compensation	89	—
Accumulated deficit	(98,687)	(81,282)
Treasury Stock, at cost, 170,077 and 3,682,510 shares	(4,819)	(5,217)
Accumulated other comprehensive income:
Cumulative translation adjustment	240	205

Total stockholders’ equity	24,648	41,794

Total liabilities and stockholders’ equity	$32,799	$53,084

Note:
On Oct. 25, 2005, the Company’s one-for-twenty reverse stock split became effective. Shares issued, shares outstanding and treasury stock as of Dec. 31, 2004 are shown on a pre-split basis.